EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2004 relating to the financial statements of MyDocOnline, Inc., which appears on Form 8-K/A, Amendment 1, of Zix Corporation dated April 14, 2004. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 14, 2004